UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Warner Bros. Discovery, Inc.

(Name of Registrant as Specified In Its Charter)

Netflix, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Netflix, Inc.

Pursuant to Rule 14a-12 under the

Securities and Exchange Act of 1934, as amended

Subject Company: Warner Bros. Discovery, Inc.

Commission File No.: 001-34177

Date: February 11, 2026

The following is an excerpt from a dedicated website established by Netflix, Inc. providing ongoing information and resources about its transaction with Warner Bros. Discovery, Inc., which is available at netflixwbtogether.com.

Third-Party Commentary Resources Independent voices on the benefits of the Netflix and Warner Bros. transaction Blocking a voluntary, market-driven transaction that aims to create stronger, more efficient competitor risks undermining exactly the consumer benefits antitrust law is supposed to protect-such as lower costs through economies of scale, improved content offerings, and better technology and user experience. Never mind that combining Netflix with Warner Bros.’ share still leaves Disney, Amazon, Apple, You Tube, and others as formidable competitors . The average American has infinite entertainment options and finite attention. Regulators have no business blocking business combinations in this competitive market. Edward Longe Director of National Strategy and the Center for Technology and Innovation at the James Madison Institute

The Netflix-Warner Bros. merger is a clear win for American households and the future of our digital economy. By merging Netflix’s technological prowess with the iconic creative depth of Warner Bros., this is a pro- innovation partnership that effectively lowers the cost and expands the accessibility of quality entertainment. This partnership represents a forward-thinking alignment of complementary strengths that will improve the domestic creative economy-a catalyst for American innovation and consumer value. This transaction is a clear win for American households and the future of our digital economy. Pat Hedger Director of Policy, NetChoice Netflix remains in pole position as the better home for Warner Bros. Discovery’s streaming and studio business, and it offers greater assurances for Hollywood, the creative industries, and a path of least resistance to regulatory approval. Paolo Pescatore Founder and Tech, Media & Telecom Analyst, PP Foresight Antitrust analysis should reflect how people actually watch video today, not how the industry looked decades ago. Viewers divide their time across subscription services, ad-supported streaming and open platforms like YouTube, and they can switch with minimal friction. Against that backdrop, the Netflix-Warner transaction does not signal market power. It looks like a pro-consumer response to intense competition in a crowded market where attention-not subscriptions-is the binding constraint. Kristian Stout Director of Innovation Policy, the International Center for Law & Economics

America was founded on free-market principles. When lawmakers take an overly active role in blocking business, they contradict consumers’ will. If consumers are put first—supply and demand will do the rest, ensuring market stability. We can’t overstep our own economy. #Netflix #WBD Kevin McCarthy Former Speaker of the House of Representatives More capital, broader distribution, and a stronger platform for creators. That’s not consolidation for its own sake. It’s how Hollywood stays competitive in a global streaming market. The Market Institute Blocking the Netflix-Warner Bros. deal would undermine innovation and punish companies for competing. If Congress can’t show real consumer harm, it shouldn’t intervene. Let markets—not grandstanding politics—decide the future of streaming. The Netflix-Warner Bros. deal strengthens competition and expands consumer choice in a crowded streaming market. Antitrust law should protect consumers, NOT block pro-competitive, market-driven deals. The 60 Plus Association

Netflix is a disruptor that harnessed new technology to make the market more competitive, and is now moving to join the big leagues by acquiring one of the legacy players. This is how competition is supposed to work. James Erwin Federal Affairs Manager for Telecommunications, Americans for Tax Reform When streaming services—like Netflix and Warner’s HBO Max—combine, they pool their content libraries, eliminate redundant expenses, and create a more stable business model that benefits viewers and streamers alike. Consumers have greater choice while paying for fewer subscriptions, and businesses operate more efficiently. It’s a win-win. Rep. Scott Fitzgerald U.S. House of Representatives In terms of Netflix and Warner Brothers, they’re complementary assets on both sides and the way you could combine these assets in order to generate even more compelling content—stream content in a more efficient way, find consumers, create content that is appealing to viewers, this is how you grow the service. And I think that’s going to be good for Netflix and Warner Brothers . and I think it’s going to be good for the entire industry. We need this kind of dynamic competition to drive more innovation, better content, better ways of delivering content to viewers, and also to use data more effectively to reach viewers with content that they’ll find appealing. Dr. Jay Ezrielev Founder of Elevecon and Adjunct Professor, George Mason University

The deal is more likely to increase content supply than reduce it, supported by Netflix’s expanded production capacity, WBD’s development engine, and long-term AI-driven efficiencies that should broaden the volume and diversity of films reaching theaters. Mike Hickey Equity Research Analyst, Benchmark Equity Proposed mergers may hold the promise of significant economic efficiency gains and commensurate benefits for consumers. But even horizontal aspects of mergers, such as those involved in the Netflix-Warner Brothers Discovery deal, may benefit consumers. Increased selection, cost savings, more accurate recommendations are all possibilities. Jessica Melugin Technology and Innovation, Competitive Enterprise Institute The combination of Warner’s intellectual property, Netflix’s data engine, and production efficiency offers a path to long-term value that no legacy studio could achieve alone . This isn’t another contraction but a second life for one of Hollywood’s most important institutions, supported by the reach, technology and investment capacity needed to thrive in today’s entertainment landscape. Josh Harlan Founder/Managing Partner, Harlan Capital Partners

We’ve sort of forgotten about YouTube and Google positioning here . YouTube is generating about $40 billion in ad revenue this year, plus an additional $10–15 billion in subscription revenue—so that’s almost $60 billion in revenue just coming from YouTube . they are the largest player and simply the largest share of streaming viewing hours. Mark Mahaney Senior Managing Director and Head of Internet Research Team, Evercore I do believe this deal is going to go through for Netflix because there is plenty of streaming competition out there. This will not result in a monopoly or even a duopoly. Seth Berenzweig Managing Partner, Berenzweig

Important Information and Where to Find It

In connection with the proposed transaction between Netflix and WBD, WBD filed a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026. The preliminary Proxy Statement is not final and may be amended, and the definitive Proxy Statement (if and when available) will be mailed to stockholders of WBD. WBD also intends to file a registration statement for the newly formed subsidiary of WBD (“Discovery Global”) that will be spun off from WBD prior to the closing of the proposed transaction. Each of Netflix and WBD may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Netflix or WBD may file with the SEC or mail to WBD’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NETFLIX AND WBD ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING NETFLIX, WBD, THE PROPOSED TRANSACTION AND RELATED MATTERS. The documents filed by Netflix with the SEC also may be obtained free of charge at Netflix’s website at https://ir.netflix.net/home/default.aspx. The documents filed by WBD with the SEC also may be obtained free of charge at WBD’s website at https://ir.wbd.com.

Participants in the Solicitation

Netflix, WBD and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WBD in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of WBD and other persons who may be deemed to be participants in the solicitation of stockholders of WBD in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement, which will be filed by WBD with the SEC. Information about WBD’s directors and executive officers is set forth in WBD’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 23, 2025, WBD’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. Information about Netflix’s directors and executive officers is set forth in Netflix’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 17, 2025, and any subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Netflix’s and WBD’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by Netflix and WBD, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, completing the separation of WBD’s Discovery Global business and Warner Bros. business, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of WBD’s and Netflix’s businesses and other conditions to the completion of the proposed transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Netflix and WBD; (iii) Netflix’s and WBD’s ability to implement their business strategies; (iv) consumer viewing trends; (v) potential litigation relating to the proposed transaction that could be instituted against Netflix, WBD or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Netflix’s or WBD’s business, including current plans and operations; (vii) the ability of Netflix or WBD to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Netflix’s common stock; (x) legislative, regulatory and economic developments affecting Netflix’s and WBD’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Netflix and WBD operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Netflix’s or WBD’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Netflix’s or WBD’s ability to pursue certain business opportunities or strategic transactions; and (xv) failure to receive the approval of the stockholders of WBD. Discussions of additional risks and uncertainties are contained in Netflix’s and WBD’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the Proxy Statement filed by WBD in connection with the proposed transaction and the registration statement to be filed by Discovery Global in connection with the separation. While the list of factors presented here is, and the list of factors presented in the Proxy Statement and registration statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Netflix’s or WBD’s consolidated financial condition, results of operations or liquidity. Neither Netflix nor WBD assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.